UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 29, 2011

Banner Corporation
(Exact name of registrant as specified in its charter)

Washington	0-26584	91-1691604
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

10 S. First Avenue
Walla Walla, Washington  99362
(Address of principal executive offices and zip code)

(509) 527-3636
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 29, 2011, the Board of Directors of Banner Corporation, a Washington corporation (the “Company”), approved certain amendments to the Company’s bylaws based on the review and recommendations of the Board’s Corporate Governance/Nominating Committee. As explained below, the amendments were adopted mainly to provide the Company with additional flexibility in certain areas, clarify certain matters and conform certain provisions to current provisions of the Washington Business Corporation Act (the “WBCA”).  The following discussion is a summary only and is qualified in its entirety by reference to the full text of the Company’s amended and restated bylaws, a copy of which is attached to this report as Exhibit 3.1.

Amendments to Article II of the Bylaws (Shareholders)

Article II, Section 3 was amended to clarify, consistent with the WBCA, that only business within the purposes described in the notice of the meeting may be conducted at a special meeting of shareholders.

Article II, Section 5 was amended to allow for notices of shareholder meetings to be given by electronic transmission, as permitted by the WBCA.

Article II, Section 6 was amended to clarify, consistent with the WBCA, that the Board must fix a new voting record date for a shareholder meeting if the meeting has been adjourned for more than 120 days.

Article II, Sections 8 and 12, dealing with the quorum and vote required for approval of matters at shareholder meetings, were each amended to more closely conform these provisions to the WBCA.

Amendments to Articles III and IV of the Bylaws (Board of Directors and Committees of the Board of Directors)

Article III, Section 2 was amended to clarify that the Board is classified except with respect to any directors elected by the holders of one or more series of preferred stock, voting separately as a class.

Article III, Sections 3 and 11 and Article IV, Section 4 were amended to enable directors to receive fees for attending Board and Board committee meetings by telephone.

Article III, Section 4 was amended mainly to allow for notices of special Board meetings to be provided electronically, as permitted by the WBCA.  Article III, Section 7 and Article IV, Section 6 were amended to provide, consistent with the WBCA, that actions by the Board and Board committees in lieu of a meeting may be effected through consents provided electronically.

Article III, Section 8 and Article IV, Section 7 were amended to provide that, consistent with the WBCA, the resignation of a Board or Board committee member may be made effective upon a later specified date or upon the happening of a specified event or events.

Article III, Section 12 was amended to more closely conform to the WBCA the steps a director must take in order to not be presumed to have assented to action taken at a Board meeting at which he or she is present.

Article III, Section 15 was amended to provide that the Board may appoint directors emeriti, in addition to advisory directors, of the Company or any subsidiary of the Company, and to clarify the limitations on the authority and responsibilities of advisory directors and director emeriti.

Article IV, Section 2 was amended to conform the stated authority of Board committees to the WBCA.

Amendment to Article V of the Bylaws (Officers)

Article V, Section 1, which previously provided that the President of the Company shall also be the Chief Executive Officer unless the Board designates the Chairman as the Chief Executive Officer, was amended to provide that the President shall be Chief Executive Officer unless the Board otherwise determines.

Item 9.01 Financial Statements and Exhibits

(d)         Exhibits

3.1           Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANNER CORPORATION

Date: March 31, 2011	By: /s/Mark J. Grescovich
Mark J. Grescovich
President and Chief Executive Officer

EXHIBIT INDEX
Exhibit No.                                 Description

3.1                                Amended and Restated Bylaws

5